Exhibit 10.11

AMENDED AND RESTATED SECOND AMENDMENT TO LEASE

THIS AMENDED AND RESTATED SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 15th day of September, 2009, by and between BMR-10835 ROAD TO THE CURE LLC, a Delaware limited liability company (“Landlord”), and APOPTOS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, Landlord and Tenant entered into that certain Lease dated as of August 24, 2007, as amended by that certain First Amendment to Lease dated as of March 30, 2008, and that certain Second Amendment to Lease (“Second Amendment”) dated as of May 11, 2009 (collectively, the “Lease”), whereby Tenant leases certain premises (“Original Premises”) from Landlord at 10835 Road to the Cure in San Diego, California;

B.                                    WHEREAS, Landlord and Tenant desire to amend and restate the terms of the Second Amendment to (i) modify the rentable area of the Original Premises and (ii) to lease to Tenant approximately one thousand eight hundred ninety-six (1,896) additional rentable square feet of space adjacent to the Original Premises, as depicted on Exhibit A attached hereto (the “Additional Premises”); and

C.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2.                                      Amendment and Restatement. This Amendment amends, restates and supersedes the Second Amendment. From and after the date hereof, the Second Amendment shall be of no further force or effect.

3.                                      Modification of the Premises.

a.                                 Adjustment Date. Effective as of July 1, 2009 (the “Adjustment Date”), the Rentable Area of the Original Premises shall be modified as set forth in the table in Section 2.2, as amended below.

b.                                 Additional Premises. Effective as of the date (the “Delivery Date”) that Landlord delivers the Additional Premises to Tenant with the Tenant Improvements (as defined below) Substantially Complete (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Additional Premises. From and after the Delivery Date, the term “Premises,” when used in the Lease, shall mean the Original Premises plus the Additional Premises, as shown on Exhibit B attached hereto. Tenant’s obligation to pay Basic Annual Rent or Operating Expenses with respect to the Additional Premises shall commence on February 15, 2010 (the “Additional Premises Rent Commencement Date”); provided, however, in the event that Landlord has not delivered the Additional Premises with the Tenant Improvements Substantially Complete on or before February 15, 2010, then the Additional Premises Rent Commencement Date shall be extended until the Delivery Date for all purposes under this Amendment, and Tenant shall have no obligation to pay any Basic Annual Rent or Operating Expenses for the Additional Premises prior to such Delivery Date.

c.                                  The table in Section 2.2 of the Lease is hereby amended as follows:

Definition or Provision	Effective Date	Means the Following	Tenant’s Pro Rata Share of Building
Rentable Area of the Original Premises	Prior to the Adjustment Date	10,278 square feet	15.12%
Rentable Area of the Original Premises	On and after the Adjustment Date	10,141 square feet	14.91%
Rentable Area of Premises (including the Additional Premises)	On and after the Delivery Date	12,037 square feet	17.70%
Rentable Area of Building	N/A	67,998 square feet	N/A

d.                                 The table in Section 2.3 of the Lease is hereby deleted and replaced with the following:

Dates	Rentable S.F.	Per Rentable S.F.	Total Annual	Total Monthly
Currently, as of the date hereof until the Adjustment Date	10,278	$2.80 monthly	$345,340.80	$28,778.40
From the Adjustment Date until the Additional Premises Rent Commencement Date	10,141	$2.80 monthly	$340,737.60	$28,394.80
Additional Premises Rent Commencement Date -2/14/2010	12,037	$3.10 monthly	$447,776.40	$37,314.70
2/15/2011 -2/14/2012	12,037	$3.40 monthly	$491,109.60	$40,925.80
2/15/2012 -2/14/2013	12,037	$3.65 monthly	$527,220.60	$43,935.05

4.                                      TI Rent. Any obligation of Tenant to reimburse Landlord for the costs of any tenant improvements payable to Landlord, whether characterized as TI Rent or otherwise, shall not be decreased by the modification of the Rentable Area of the Premises pursuant to this Amendment and the obligation to pay such amounts shall continue in full force and effect in the amounts originally set forth in the Lease.

5.                                      Tenant Improvements for Additional Premises. Landlord shall tender possession of the Additional Premises to Tenant with the work required of Landlord (the “Tenant Improvements”) described in the Work Letter attached hereto as Exhibit C (the “Work Letter”) Substantially Complete, at Tenant’s sole cost and expense. Landlord shall exercise commercially reasonable efforts to tender possession of the Additional Premises with the Tenant Improvements Substantially Complete on or before February 15, 2010. The term “Substantially Complete” or “Substantial Completion” means that Landlord has (i) completed all of the work identified in the Approved Plans (as defined in the Work Letter) so that the Additional Premises are in vacant, clean and fully operable condition (subject only to a punchlist of items that do not materially interfere with Tenant’s use of the Premises), and (ii) received a temporary certificate of occupancy from the municipality in which the Property is located or a certificate of Substantial Completion from the architect, or would have received a temporary certificate of occupancy from the municipality in which the Property is located or a certificate of Substantial Completion from the architect, or would have received a certificate of Substantial Completion from the architect, but for Tenant Delay (as defined in Section 4.1 of the Lease), except that (A) references in clause (1) of such definition to “Work Letter” shall mean the Work Letter attached hereto as Exhibit C, and (B) the language in clause (3) of such definition to “Tenant Change Order Requests” and “TI Tenant Change Order Requests” shall be replaced with “Change Requests” (as defined in the Work Letter attached hereto as Exhibit C) requested by Tenant.

6.                                      Condition of Premises and Additional Premises. Tenant acknowledges that (a) it is fully familiar with the condition of the Additional Premises and, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the same in its condition “as is” as of the Delivery Date, subject to Landlord achieving Substantial Completion of the Tenant Improvements, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises or Additional Premises for Tenant’s continued occupancy or to pay for any improvements to the Premises or Additional Premises, except for completion of the Tenant Improvements.

7.                                      Broker. Each of Tenant and Landlord represents and warrants to the other that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold the other harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8.                                      No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9.                                      Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirm ed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

10.                               Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

11.                           Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

12.                           Lender Lease Rights. Landlord and Tenant acknowledge that (a) this Amendment shall be subordinate to the lien of that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 16, 2003 (unless waived in writing by Landlord’s lender); (b) Tenant shall attorn to Landlord’s lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Property by any purchaser at a foreclosure sale or by Landlord’s lender; (c) Tenant agrees to execute such further evidences of attornment as Landlord’s lender or any purchaser at a foreclosure sale may from time to time request; (d) the Lease shall not be terminated by foreclosure or any other transfer of the Property; (e) Tenant shall, upon receipt after the occurrence of Landlord’s default under its loan documents of a written request from Landlord’s lender, pay all Rent payable under the Lease to Landlord’s lender; provided that the obligations of Tenant under the foregoing (a), (b), and (c) shall be conditioned on Landlord’s lender agreeing not to disturb Tenant’s rights of possession under the Lease and to recognize Tenant and its rights under the Lease so long as Tenant is not in default beyond any applicable notice and cure period set forth in the Lease. With respect to clause (e) above, Landlord shall waive any claim against Tenant for Rent coming due after Tenant receives notice and request from Landlord’s lender that Landlord is in default under its loan documents and such amounts due thereafter are payable to Landlord’s lender in accordance with this Section.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-10835 ROAD TO THE CURE LLC, a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

APOPTOS, INC.,
a Delaware corporation

By:	/s/ Robert Peach
Name:	Robert Peach
Title:	V.P. Biology

EXHIBIT A

ADDITIONAL PREMISES

A-1

Additional Premises

DATE: 02-26-2009
PROJECT: M08030

TENANT 5
TENANT 6
TENANT 8
CORRIDOR
LAB
CHEMISTRY LAB 314
BIOLOGY LAB 303
COLD ROOM 224

lab SF = 1,288
cold room + equip. room = 608
1896 SF

10835 ROAD TO THE CURE
2ND FLOOR
SCALE: 1/16" = 1'-0"
0 16 64 FT

FERGUSON PAPE BALDWIN ARCHITECTS

EXHIBIT B

PREMISES PLUS ADDITIONAL PREMISES

B-1

EXHIBIT C

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 29th day of April, 2009, by and between BMR-10835 ROAD TO THE CURE LLC, a Delaware limited liability company (“Landlord”), and APOPTOS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Second Amendment to Lease dated as of April 29, 2009 (the “Amendment”), by and between Landlord and Tenant for the Premises and Additional Premises located at 10835 Road to the Cure in San Diego, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Amendment.

1.                                      General Requirements.

1.1.                            Authorized Representatives.

(a)                                      Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (a) Pico Mina as the person authorized to initial plans, drawings and approvals pursuant to this Work Letter and (b) John Bonanno as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and any amendments to this Work Letter or the Amended Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)                                      Tenant designates Jim Schmidt (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.                            Schedule. The schedule for design and development of the Tenant Improvements (as hereinafter defined), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Landlord and submitted to Tenant within fifteen (15) days of the mutual execution of the Amendment (the “Schedule”), subject to Tenant’s reasonable approval. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Work Letter.

1.3.                            Landlord’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay. The parties hereby approve of and designate Ferguson Pape Baldwin Architects as the architect and Prevost Construction Inc. as the general contractor for the Tenant Improvements. Attached as Exhibit C-1 to this Work Letter is a preliminary estimate of the costs of construction of the Tenant Improvements (“Preliminary Cost Estimate”).

2.                                      Tenant Improvements. All Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense and in substantial accordance with the Approved Plans (as defined below), the Amended Lease and this Work Letter. Landlord shall deliver to Tenant periodic invoices for the work completed in connection with this Work Letter. Tenant shall pay any invoice within thirty (30) days after receipt. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Exhibit C, then Landlord shall have all of the rights and remedies set forth in the Amended Lease for nonpayment of Rent (including, but not limited to, the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Tenant Improvements shall be new or of the same or better quality than the materials in the existing Premises and the Tenant Improvements shall be constructed in a first-class, workmanlike manner and in compliance with all Applicable Laws.

2.1.                            Work Plans. Landlord shall prepare and submit to Tenant for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Tenant. Tenant shall notify Landlord in writing within five (5) business days after receipt of the Draft Schematic Plans whether Tenant approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Tenant’s failure to respond within such five (5)-business day period shall be deemed approval by Tenant. If Tenant reasonably objects to the Draft Schematic Plans, then Landlord shall revise the Draft Schematic Plans and cause Tenant’s objections to be remedied in the revised Draft Schematic Plans. Within five (5) business days following submission of Tenant’s objection, Landlord shall then resubmit the revised Draft Schematic Plans to Tenant for approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s approval of or objection to revised Draft Schematic Plans and Landlord’s correction of the same shall be in accordance with this Section 2.1 until Tenant has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Tenant without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2.                            Construction Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Tenant within five (5) business days after delivery to Tenant. Tenant’s failure to respond within such five (5)-business day period shall be deemed approval by Tenant. If the

Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.” Promptly following the approval of the Approved Plans, Landlord shall cause the Preliminary Cost Estimate to be updated and submitted to Tenant for approval (“Updated Estimate”), which approval shall not be unreasonably withheld.

2.3.                            Landlord’s Project Management Fee. In connection with Landlord’s construction of the Tenant Improvements, Tenant shall pay to Landlord a fee equal to three percent (3%) of the cost of the Tenant Improvements.

2.4.                          Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a)                                      Change Request. Either Landlord or Tenant may request Changes after Tenant approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including, without limitation, (a) the Change, (b) the party required to perform the Change, and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. Notwithstanding any provision to the contrary in this Work Letter or the Lease, if the nature of a Change requires revisions to the Approved Plans or otherwise increases the costs of the Tenant Improvements, then the requesting party shall be solely responsible for the cost and expense of such revisions or increased costs, except for any Change required to comply with any Applicable Law or change in Applicable Law, the cost for which Tenant shall be responsible. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b)                                      Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

3.                                      Requests for Consent. Except as otherwise provided in this Work Letter, (i) Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) business days following Tenant’s receipt of such request, and (ii) Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant.

4.                                      Construction. Construction of the Tenant Improvements shall commence promptly following final approval of the Approved Plans, receipt of a City of San Diego Building Permit and acceptance by Tenant of the Updated Estimate (but not before the date of execution of the Amendment), and shall be diligently prosecuted to completion thereafter in accordance with the Schedule.

5.1                          Inspection Rights; Completion. Throughout the construction of the Tenant Improvements, Tenant shall have the right, on not less than two (2) business days’ advance written notice to Landlord, and, if specified by Landlord at Landlord’s option, accompanied by a representative of Landlord, to inspect the construction of the Tenant Improvements; provided that no such inspections shall interfere with or otherwise delay Landlord’s completion of the Tenant Improvements or occur more than once in any two (2) week period.

5.2                          “Punchlist” Items. Landlord and Tenant shall perform a walk-through together of the Additional Premises and create a punchlist of incomplete or defective items within ten (10) business days after the Delivery Date. Landlord shall thereafter promptly cause the completion, repair or replacement of such items, at no additional out of pocket of expense to Landlord.

5.                                      Warranties. Landlord shall cause its construction contract for construction of the Tenant Improvements to contain a minimum one (1) year warranty period.

6.                                      Miscellaneous.

6.1.                       Number; Headings. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

6.2.                       Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Work Letter, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

6.3.                       Time of Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

6.4.                       Covenant and Condition. Each provision of this Work Letter performable by Landlord or Tenant shall be deemed both a covenant and a condition.

6.5.                       Withholding of Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

6.6.                       Invalidity. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

6.7.         Interpretation.  The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against other Landlord or Tenant.

6.8.         Successors.  Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective heirs; legatees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of the Amended Lease restricting assignment or subletting.

6.9.         Governing Law.  This Work Letter shall be governed by, construed and enforced in accordance with the laws of the State in which the Additional Premises are located, without regard to such State’s conflict of law principles.

6.10.       Power and Authority.  Each party to this Work Letter guarantees, warrants and represents that the individual signing this Work Letter on such party’s behalf has the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint ventures or other organizations and entities on whose behalf said individual has signed.

6.11.       Counterparts.  This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

6.12.       Amendments; Waiver.  No provision of this Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

6.13.       Waiver of jury Trial.  To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Work Letter; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Additional Premises; or any claim of injury or damage related to this Work Letter or the Additional Premises.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-10835 ROAD TO THE CURIE LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

APOPTOS, INC.,
a Delaware corporation

By:	/s/ Robert Peach
Name:	Robert Peach
Title:	Vice President

EXHIBIT C-1

PRELIMINARY COST ESTIMATE

[Attached]

April 2, 2009

Federico “Pico” Mina

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, CA 92128

Pico,

Thank you for the opportunity to provide budgetary pricing for the Apoptos Expansion project at the Road to the Cure Building.

Our scope includes the building of a new full height demising wall, new interior partition wall and new hardlid in room 222. The lighting switching will be separated in the Lab area and lighting circuits will be separated and new switching will added in the divided Room 222. New lighting will be provided in the hardlid and a standalone HVAC spit system will be used to cool the new equipment room, we have used the equipment list provided by Apoptos to size the HVAC equipment correctly. The existing corridor door in Room 222 will be in filled and the door will be relocated to the new wall within the room. The existing grid in the Lab area and the area outside the existing Cold Box will remain and will be tied into the new walls. The new walls will be finished to match existing conditions and new 4” rubber cover base will be installed on all new walls. No other work is to be done to the Existing Lab Benches or Overhead Service Carriers.

Please feel free to contact me with any questions about this proposal.

Thank You,

Michael Soth

Project Manager

Prevost Construction Inc.

400 S. Sierra Avenue, Suite 201. Solana Beach, CA 92075

www.prevostconstruction.com

Estimate Proposal
Proposal Date	4/2/2009
APOPTOS LAB EXPANSION

From		Project Information
Company	Prevost Construction	Project #	E1088
Address	400 S. Sierra Ave.	Title	APOPTOS EXPANSION
	Suite 201	Address	10835 ROAD TO THE CURE
City, State, Zip	Solana Beach, CA 92075
Phone	(858) 720-8559	City, State, Zip	SAN DIEGO, CA 92121
Fax	(858) 728-8563	Phone
Fax

Plans Dated Est. Start Date

We are pleased to quote the following labor, equipment, and materials in accordance with the plans and specifications listed above.  This proposal is subject to exclusions that may be listed below.

Scope of work for the project to be constructed as depicted in the plans and details as described herein:

Item #	Item Description	Quantity	Units	Unit Price	Total Price
01000	GENERAL CONDITIONS	1.00	L.S.	$5,425.00	$5,425.00
01600	Estimating	1.00	L.S.	$550.00	$550.00
	PREPARATION OF PRELIMINARY AND FINAL COST BUDGETS, VALUE ENGINEERING IF REQUIRED	10	HRS	$55.00	$550.00
01800	Superintendent	1.00	L.S.	$3,200.00	$3,200.00
	PROJECT SUPERINTENDENT-PART TIME	80	HR	$40.00	$3,200.00
01860	Project Manager	1.00	L.S.	$1,375.00	$1,375.00
	PROJECT MANAGER	25	HR	$55.00	$1,375.00
01862	Project Coordinator	1.00	L.S.	$300.00	$300.00
	ASSISTANT TO PROJECT MANAGER IN PROCESSING CONTRACT REQUIRED DOCUMENTATION	10	HR	$30.00	$300.00
02000	SITE SERVICES	1.00	L.S.	$2,049.00	$2,049.00
02010	Dumpsters/Trash Removal	1.00	L.S.	$625.00	$625.00
	DEBRIS REMOVAL AND RECYCLING INCLUDING ALL REQUIRED DOCUMENTATION PER CITY ORDINANCE	1	EA	$625.00	$625.00
02040	Final Clean up	1.00	L.S.	$474.00	$474.00
	POST CONSTRUCTION, PRE-OCCUPANCY FINAL CLEANING	1896	SF	$0.25	$474.00
02070	Common Area Protection	1.00	L.S.	$350.00	$350.00
	MATERIALS AND LABOR TO PROTECT LOBBY, CORRIDORS AND OTHER COMMON AREAS DURING COURSE OF CONSTUCTION	1	LS	$350.00	$350.00
02080	Sanitary Facilities	1.00	L.S.	$600.00	$600.00
	BASIC PORTABLE TOILETS PROVIDED AT JOBSITE AND SERVICED WEEKLY	8	WEEK	$75.00	$600.00
02500	SITE WORK	1.00	L.S.	$400.00	$400.00
02640	Soft Demolition	1.00	L.S.	$400.00	$400.00
	REMOVE THE EXISTING SUSPENDED CEILING IN THE AREA OF ROOM 222 THAT IS TO RECEIVE HARDLID	1	LS	$400.00	$400.00
07000	THERMAL & MOISTURE PROTECTION	1.00	L.S.	$2,060.00	$2,060.00
07200	Building Insulation	1.00	L.S.	$450.00	$450.00
	R-11 BATTS IN 3-5/8” WALL	1	LS	$450.00	$450.00
07300	Roofing	1.00	L.S.	$1,610.00	$1,610.00
	PROVIDE ROOFING FOR NEW HVAC EQUIPMENT	1	LS	$1,610.00	$1,610.00

1

Item #	Item Description	Quantity	Units	Unit Price	Total Price
[ILLEGIBLE]
08200	Doors, Frames, and Hardware	1.00	L.S.	$250.00	$250.00
	RELOCATE EXISTING RATED 3-6X7-0 DOOR, FRAME AND HARDWARE	1	EA	$250.00	$250.00
[ILLEGIBLE]
09250	Metal stud Framing and Drywall	1.00	L.S.	$3,393.00	$3,393.00
	INTERIOR PARTITIONS 9’-6” TALL TO UNDER SIDE OF CEILING, INCLUDES DOOR INFILL @ CORRIDOR	12	LF	$42.75	$513.00
	FRAMED HARDLID CEILINGS 20 GA STUDS W/5/8” GYP. BD.	240	SF	$3.50	$840.00
	INTERIOR DEMISING PARTITIONS 16’ TALL FINISHED	30	LF	$68.00	$2,040.00
09400	Acoustical Ceilings	1.00	L.S.	$566.00	$566.00
	DEMO GRID TO ACCOMODATE NEW WALLS AND PATCH BACK	1	LS	$566.00	$566.00
09450	Flooring	1.00	L.S.	$120.00	$120.00
	4” COVE BASE	1	LS	$120.00	$120.00
09900	Painting	1.00	L.S.	$1,000.00	$1,000.00
	PAINT NEW WALLS AND EXISTING AFFECTED BY CONSTRUCTION	1	LS	$710.00	$710.00
	INTERIOR HARD LID CEILINGS (ONE COAT PRIMER & TWO COATS OF FINISH)	1	LS	$200.00	$200.00
	DOOR PAINTING	1	EA	$45.00	$45.00
	PAINT EXISTING DOOR FRAMES	1	EA	$45.00	$45.00
[ILLEGIBLE]
13700	Fire Sprinklers	1.00	L.S.	$175.00	$175.00
	RELOCATE EXISTING SPRINKLER HEADS IN NEW CEILING GRID SYSTEM	1	EA	$175.00	$175.00
[ILLEGIBLE]
15100	HVAC	1.00	L.S.	$18,958.00	$18,958.00
	PROVIDE AND INSTALL STAND ALONE DX STYLE SPLIT SYSTEM 7.5 TON FAN COIL AND CONDENSER UNIT.	1	SF	$18,958.00	$18,958.00
	INCLUDES ALL DUCTWORK ASSOCIATED WITH NEW SYSTEM	1	LS	$0.00	$0.00
	HVAC CONTROL FOR NEW UNIT	1	EA	$0.00	$0.00
	CONDENSATE FOR EQUIPMENT	1	LS	$0.00	$0.00
	DESIGN	1	LS	$0.00	$0.00
[ILLEGIBLE]
16100	Electrical Systems	1.00	L.S.	$3,862.00	$3,862.00
	SAFE-OFF	1	LS	$0.00	$0.00
	SEPARATE EXISTING LIGHTING CIRCUITS AND ADD SWITCHING	1	LS	$0.00	$0.00
	REWORK EXISTING CIRCUITS FOR NEW EQUIPMENT LOCATIONS	1	LS	$0.00	$0.00
	POWER TO NEW HVAC EQUIPMENT	1	EA	$0.00	$0.00
	PROVIDE AND INSTALL NEW 2X4 HARDLID LIGHT FIXTURES	6	EA	$0.00	$0.00
	PROVIDE AND INSTALL PER SCOPE	1	LS	$3,862.00	$3,862.00
INSURANCE					$573.87
FEE					$1,553.27
	Estimate Total=	1896	SF	$21.30	$40,385.14

Estimate Scope Information

[ILLEGIBLE]

Exclusions
1.01	Architectural design, MEP and structural engineering unless specifically listed in the proposal above.
1.02	Building permits and plan check fees unless specifically listed in the proposal above.
1.03	Costs incurred by plan changes made by Building Department Officials or other Govening Agencies.

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Estimate Scope Information

[ILLEGIBLE]

Exclusions
1.04	Municipal Construction & Demolition Recycling Program Deposits. As well as refunds for unrecoverable deposits as a result of not meeting recycle goals.
1.05	Schedule delays caused by a lack of a building permit.
1.06	Barricades, pedestrian control, traffic control in the public right of way.
1.07	ADA upgrades to the restroom facilities, parking lots and walkways.
1.08	Costs of performance or payment bonds.
1.09	Special Inspections.
1.10	Overtime and weekend labor unless specifically noted above.
1.11	Hidden conditions and conditions that are not visable or indicated on plans.
1.12	Any type of work at existing conditions shown to remain.
1.13	Mold, fungus and other hazardous material remediation unless specifically included above.
1.14	Furniture moving and installation.
1.15	Building or site security.
1.16	Final keying and locksmithing.
1.17	Code upgrades to the existing ceiling suspension system.
1.18	Major floor preparation.
1.19	Relocation of existing fire sprinkler main or branch line piping. Repairs to any existing system deficiencies, such as earth quake bracing, etc.
1.20	Installation of a new or modification to an existing back flow preventor.
1.21	Hydrolic calculations.
1.22	Code upgrades to the existing mechanical, electrical and plumbing system above the suspended ceiling.
1.23	Repairs to the existing HVAC System.
1.24	Air balance of existing areas not effected by construction.
1.25	Voice and data communications cabling.
1.26	Audio Visual equipment and cable.
1.27	DI system Sanitization.
1.28	Medical gas systems certification.

All material is guaranteed to be as specified. All work to be completed in a workmanlike manner according to standard practices. Any alteration or deviation from above specifications involving extra costs will be executed only upon written orders, and will become an extracharge over and above the estimate. All agreements contingent upon strikes, accidents or delays beyond our control. Owner to carry fire, flood, earthquake and other necessary Insurance. We are fully covered by Workmen’s Compensation Insurance.

Authorized
Signature:
Acceptance of Proposal:

The above prices, specifications and conditions are satisfactory and hereby accepted. You are authorized to do the work as specified.
Signature:

Date of Acceptance:	Print Name:

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